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                                                                    Exhibit 3(b)




                        Consent of Independent Auditors


The Board of Directors
GE Capital Life Assurance Company of New York
  and
Policyholders
GE Capital Life Separate Account III:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                            /s/ KPMG LLP


Richmond, VA
April 19, 2001